Exhibit 8.1

The Company’s consolidated subsidiaries as of December 31, 2009, are listed below:

	Ship-owning Companies with vessels in operation at December 31, 2009	Country of Incorporation	Vessel
1.	Malvina Shipping Company Limited	Malta	Coronado
2.	Arleta Navigation Company Limited	Malta	Xanadu
3.	Selma Shipping Company Limited	Malta	La Jolla
4.	Samsara Shipping Company Limited	Malta	Ocean Crystal
5.	Farat Shipping Company Limited	Malta	Toro
6.	Iguana Shipping Company Limited	Malta	Iguana
7.	Borsari Shipping Company Limited	Malta	Catalina
8.	Onil Shipping Company Limited)	Malta	Padre
9.	Fabiana Navigation Company Limited	Malta	Alameda
10.	Karmen Shipping Company Limited	Malta	Sonoma
11.	Thelma Shipping Company Limited	Malta	Manasota
12.	Celine Shipping Company Limited	Malta	Mendocino
13.	Lotis Traders Inc	Marshall Islands	Delray
14.	Tempo Marine Co.	Marshall Islands	Maganari
15.	Star Record Owning Company Limited	Marshall Islands	Ligari
16.	Argo Owning Company Limited	Marshall Islands	Redondo
17.	Rea Owning Company Limited	Marshall Islands	Ecola
18.	Gaia Owning Company Limited	Marshall Islands	Samsara
19.	Kronos Owning Company Limited	Marshall Islands	Primera
20.	Trojan Maritime Co.	Marshall Islands	Brisbane
21.	Dione Owning Company Limited	Marshall Islands	Marbella
22.	Phoebe Owning Company Limited	Marshall Islands	Majorca
23.	Uranus Owning Company Limited	Marshall Islands	Heinrich Oldendorff
24.	Selene Owning Company Limited	Marshall Islands	Bargara
25.	Tethys Owning Company Limited	Marshall Islands	Capitola
26.	Ioli Owning Company Limited	Marshall Islands	Paros I (ex Clipper Gemini)
27.	Iason Owning Company Limited	Marshall Islands	Oregon
28.	Orpheus Owning Company Limited	Marshall Islands	Avoca
29.	Team up Owning Company Limited	Marshall Islands	Saldanha
30.	Iokasti Owning Company Limited	Marshall Islands	Pachino (ex VOC Galaxy)
31.	Boone Star Owners Inc.	Marshall Islands	Samatan
32.	Norwalk Star Owners Inc.	Marshall Islands	Capri
33.	Ionian Traders Inc.	Marshall Islands	Positano
34.	NT LLC Investors Ltd.	Marshall Islands	Conquistador
35.	Dalian Star Owners Inc.	Marshall Islands	Mystic
36.	Aegean Traders Inc.	Marshall Islands	Sorrento
37.	Cretan Traders Inc.	Marshall Islands	Flecha
38.	Monteagle Shipping S.A.	Marshall Islands	Oliva
39.	Roscoe Marine Ltd.	Marshall Islands	Rapallo

	Ship-owning Companies with vessels sold/cancelled	Country of Incorporation	Vessel
40.	Iktinos Owning Company Limited	Marshall Islands	Hull SS058 (Cancelled- Oct. 2009)
41.	Kallikrates Owning Company Limited	Marshall Islands	Hull SS059(Cancelled- Oct. 2009)
42.	Faedon Shareholders Limited	Marshall Islands	Hull 2089(Liquidated –May 2009)
43.	Lansat Shipping Company Limited	Malta	Paragon (Sold-March 09)
44.	Thassos Traders Inc	Marshall Islands	Sidari (Cancelled Dec 08)
45.	Milos Traders Inc.	Marshall Islands	Petani (Cancelled Dec 08)
46.	Sifnos Traders Inc.	Marshall Islands	Hull 1568A(Cancelled Dec 08)
47.	Tinos Traders Inc .	Marshall Islands	Hull 1569A(Cancelled Dec 08)
48.	Annapolis Shipping Company .	Malta	Lacerta(Sold Dec 08)
49.	Tolan Shipping Company Limited.	Malta	Tonga (Sold-Nov 2008)
50.	Felicia Navigation Company Limited.	Malta	Solana (Sold - August 2008)
51.	Zatac Shipping Company Limited	Malta	Waikiki (Sold – July 2008)
52.	Atlas Owning Company Limited	Marshall Islands	Menorca (Sold-June 2008)
53.	Maternal Owning Company Limited)	Marshall Islands	Lanzarote (Sold-June 2008)
54.	Royerton Shipping Company Limited	Malta	Netadola (Sold- April 2008)
55.	Lancat Shipping Company Limited	Malta	Matira (Sold – February 2008)
56.	Paternal Owning Company Limited	Marshall Islands	Formentera (Sold – December 2007)
57.	Fago Shipping Company Limited	Malta	Lanikai (Sold –July 2007)
58.	Hydrogen Shipping Company Limited	Malta	Mostoles (Sold - July 2007)
59.	Madras Shipping Company Limited	Malta	Alona (Sold – June 2007)
60.	Seaventure Shipping Limited	Marshall Islands	Hille Oldendorff (Sold June 2007)
61.	Classical Owning Company Limited	Marshall Islands	Delray (Sold – May 2007)
62.	Oxygen Shipping Company Limited	Malta	Shibumi (Sold – April 2007)
63.	Human Owning Company Limited	Marshall Islands	Estepona (Sold – April 2007)
64.	Helium Shipping Company Limited	Malta	Striggla (Sold – January 2007)
65.	Blueberry Shipping Company Limited	Malta	Panormos (Sold – January 2007)
66.	Platan Shipping Company Limited	Malta	Daytona (Sold – January 2007)
67.	Silicon Shipping Company Limited	Malta	Flecha (Sold – December 2006)
68.	Callicles Challenge Inc.	Marshall Islands	Hull 1154 (Cancelled April 2009)
69.	Antiphon Challenge Inc.	Marshall Islands	Hull 1155 (Cancelled April 2009)
70.	Cratylus Challenge Inc.	Marshall Islands	Hull 1129 (Cancelled April 2009)
71.	Protagoras Challenge Inc.	Marshall Islands	Hull 1119 (Cancelled April 2009)
72.	Lycophron Challenge Inc.	Marshall Islands	Hull 1106 (Cancelled April 2009)
73.	Thrasymachus Challenge Inc.	Panama	Morgiana (Cancelled April 2009)
74.	Hippias Challenge Inc.	Liberia	Fernandina (Cancelled April 2009)
75.	Prodigus Challenge Inc.	Marshall Islands	Pompano (Cancelled April 2009)
76	Gorgias Challenge Inc.	Marshall Islands	Ventura (Cancelled April 2009)
77.	Kerkyra Traders Inc.	Marshall Islands	Maple Valley (Cancelled Jan. 2009)

	Ocean Rig subsidiaries	Country of Incorporation	Vessel
78.	Ocean Rig UDW Inc (formerly Primelead Shareholders Inc)	Marshall Islands	Holding Company
79.	Drillship Hydra Owners Inc	Marshall Islands	Drillship Hull 1837
80.	Drillship Paros Owners Inc.	Marshall Islands	Drillship Hull 1838
81.	Drillship Kithira Owners Inc.	Marshall Islands	Drillship Hull 1865
82.	Drillship Skopelos Owners Inc.	Marshall Islands	Drillship Hull 1866
83.	Ocean Rig AS	Norway
84.	Ocean Rig UK Ltd	UK
85.	Ocean Rig Ltd	UK
86.	Ocean Rig Ghana Ltd	Ghana
87	Ocean Rig USA AS	Norway
88.	Ocean Rig Canada Inc.	Canada
89.	Ocean Rig North Sea AS	Norway
90.	Ocean Rig 1 Inc.	Marshall Islands	Leiv Eiriksson
91.	Ocean Rig 2 Inc.	Marshall Islands	Eirik Raude
92.	Ocean Rig 1 Shareholders Inc.	Marshall Islands
93.	Ocean Rig 2 Shareholders Inc.	Marshall Islands
94.	Drill Rigs Holdings Inc.	Marshall Islands
95.	Drillships Investment Inc.	Marshall Islands
96.	Drillships Holding Inc.	Marshall Islands
97.	Kithira Shareholders Inc.	Marshall Islands
98.	Skopelos Shareholders Inc.	Marshall Islands
99.	Drillship Hydra Shareholders Inc.	Marshall Islands
100.	Drillship Paros Shareholders Inc.	Marshall Islands
101.	Ocean Rig Operations Inc.	Marshall Islands
102.	Primelead Limited	Cyprus
103.	Ocean Rig Black Sea Operations BV	The Netherlands
104.	Ocean Rig Drilling Services Cooperatief U.A	The Netherlands
105.	Ocean Rig Black Sea Cooperatief U.A	The Netherlands
106.	Ocean Rig Deep Water Drilling Ltd.	Nigeria

	Other companies	Country of Incorporation	Activity
107.	Wealth Management Inc.	Marshall Islands	Cash Manager
108.	Pounta Traders Inc.	Marshall Islands	Investment Company
109.	Sunlight Shipholding One Inc	Marshall Islands	Cash Manager
	Companies under liquidation	Country of Incorporation
110.	Ocean Rig ASA	Norway
111.	Ocean Rig Norway AS	Norway
112.	Ocean Rig 1 AS	Norway
113.	Ocean Rig 2 AS	Norway
114.	Primelead Holding Inc.	Marshall Islands